                                 EXHIBIT 23.1
                        CONSENT OF INDEPENDENT AUDITOR


We consent to the incorporation by reference into the Registration Statement on Form S-8 pertaining to Stock Option Agreement/ Michael R. Lanham of WorldQuest Networks, Inc. of our report dated March 1, 2000, with respect to the consolidated financial statements of WorldQuest Networks, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP


June 27, 2000
Dallas, Texas